COMERICA REPORTS FIRST QUARTER 2012 RESULTS
Net Income of $130 Million Up 36 Percent From Fourth Quarter 2011
Average Total Loans Increased - Driven by a $1.2 Billion, 5 Percent Increase in Commercial Loans
Customer-Driven Fee Income Increased 6 Percent
DALLAS/April 17, 2012 -- Comerica Incorporated (NYSE: CMA) today reported first quarter 2012 net income of $130 million, an increase of $34 million compared to $96 million for the fourth quarter 2011.

(dollar amounts in millions, except per share data)	1st Qtr '12		4th Qtr '11		1st Qtr '11
Net interest income	$443		$444		$395
Provision for loan losses	23		19		49
Noninterest income	206		182		207
Noninterest expenses	448		478	(a)	415
Provision for income taxes	48		33		35

Net income	130		96		103

Net income attributable to common shares	129		95		102

Diluted income per common share	0.66		0.48	(a)	0.57

Average diluted shares (in millions)	196		197		178

Tier 1 common capital ratio (c)	10.33%	(b)	10.37%		10.35%
Tangible common equity ratio (c)	10.21		10.27		10.43

(a)	Included restructuring expenses of $37 million ($23 million, after tax; $0.12 per diluted share) in fourth quarter 2011, associated with the acquisition of Sterling on July 28, 2011.

(b)	March 31, 2012 ratio is estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

"We were pleased by the continued growth in average total loans in the first quarter, driven by a $1.2 billion, or 5 percent, increase in average commercial loans," said Ralph W. Babb Jr., chairman and chief executive officer. "The increase in average commercial loans, when compared to the fourth quarter of 2011, was broad-based, across a majority of business lines and all major markets.

"Noninterest income increased $24 million, driven by a $10 million, or 6 percent, increase in customer-driven fees, offsetting the headwinds of regulatory reform.

"We continue to approach capital management from a position of strength," said Babb. "As we announced on March 14, 2012, the Federal Reserve did not object to our capital plan and the capital distributions contemplated in the plan. The capital plan, which was approved by our board of directors, provides for up to $375 million in equity repurchases from the first quarter 2012 through the first quarter 2013. We had $33 million in equity repurchases under the share repurchase program in the first quarter 2012. A dividend proposal that would increase the quarterly dividend 50 percent, from 10 cents per share to 15 cents per share, will be considered by our board at its next meeting on April 24, 2012."

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 2

First Quarter 2012 Highlights Compared to Fourth Quarter 2011

•	Net income of $130 million, or $0.66 per fully diluted share, increased 36 percent compared to fourth quarter 2011.

•
Average total loans increased $815 million, or 2 percent, primarily reflecting an increase of $1.2 billion, or 5 percent, in commercial loans, partially offset by a decrease of $352 million, or 3 percent, in commercial real estate loans (commercial mortgage and real estate construction loans). The increase in commercial loans was broad-based, primarily driven by increases in National Dealer Services, Energy, Global Corporate Banking, Middle Market Banking, and Technology and Life Sciences.

•
Period-end loans increased $333 million, or 1 percent, from December 31, 2011 to March 31, 2012, primarily reflecting an increase of $644 million, or 3 percent, in commercial loans, partially offset by a $276 million, or 2 percent, decrease in commercial real estate loans. The increase in period-end commercial loans was primarily driven by increases in National Dealer Services, Middle Market Banking, Global Corporate Banking and Energy, partially offset by decreases in Mortgage Banker Finance and Small Business Banking.

•
Average deposits increased $532 million, or 1 percent, primarily reflecting an increase of $461 million in noninterest-bearing deposits. Period end deposits increased $1.5 billion from December 31, 2011 to a record $49.3 billion at March 31, 2012, while funding costs continued to decline. The increase in average deposits primarily reflected increases in Global Corporate Banking, the Financial Services Division, Technology and Life Sciences, and Private Banking, partially offset by decreases in Small Business Banking and Energy.

•
Credit quality continued to improve in the first quarter 2012. Net credit-related charge-offs of $45 million decreased for the eleventh consecutive quarter. The provision for loan losses was $23 million in the first quarter 2012, compared to $19 million in the fourth quarter 2011.

•
Noninterest income increased to $206 million in the first quarter 2012, compared to $182 million for the fourth quarter 2011. The $24 million increase in large part resulted from increases in customer-driven fee income categories.

•
Noninterest expenses decreased $30 million to $448 million in the first quarter 2012, compared to the fourth quarter 2011. The decrease was primarily due to a $37 million decrease in merger and restructuring charges related to the Sterling acquisition.

•
As previously announced, the Federal Reserve completed its review of Comerica's 2012 Capital Plan in the first quarter 2012 and did not object to the capital distributions contemplated in the plan, including up to $375 million of equity repurchases in the five-quarter period ending March 31, 2013 and a 50 percent increase in the quarterly dividend. Comerica repurchased 1.1 million shares of common stock under the share repurchase program in the first quarter 2012.

Net Interest Income

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income	$443	$444	$395

Net interest margin	3.19%	3.19%	3.25%

Selected average balances:
Total earning assets	$56,186	$55,676	$49,347
Total investment securities	9,889	9,781	7,311
Total loans	42,269	41,454	39,551

Total deposits	48,311	47,779	40,598
Total noninterest-bearing deposits	19,637	19,176	15,459

•
Net interest income of $443 million in the first quarter 2012 decreased $1 million compared to the fourth quarter 2011, as the benefit from a $510 million increase in average earning assets ($7 million) and lower funding costs ($2 million) was offset by lower loan yields ($5 million) and one less day in the quarter ($5 million). The lower loan yields reflected a shift in the average loan portfolio mix, largely due to the decrease in average commercial real estate loans and the increase in average commercial loans. Accretion of the purchase discount on the acquired Sterling loan portfolio was $25 million in the first quarter 2012, compared to $26 million in the fourth quarter 2011. For the remainder of 2012, $35 million

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 3

to $45 million of accretion is expected to be recognized.

•
Average earning assets increased $510 million in the first quarter 2012 compared to the fourth quarter 2011, primarily reflecting increases of $815 million in average loans and $108 million in average investment securities available-for-sale, partially offset by a $417 million decrease in average Federal Reserve Bank deposits.

•	Average deposits increased $532 million in the first quarter 2012, compared to the fourth quarter 2011, primarily due to a $461 million increase in average noninterest-bearing deposits.

Noninterest Income
Noninterest income was $206 million for the first quarter 2012, compared to $182 million for the fourth quarter 2011. The $24 million increase primarily resulted from a $10 million, or 6 percent, increase in customer-driven fee income and a $9 million increase in net securities gains. The increase in customer-driven fee income included increases in service charges on deposit accounts ($4 million), investment banking fees ($3 million), fiduciary income ($2 million) and commercial lending fees ($2 million). The increase in net securities gains reflected an increase of $4 million in gains from redemptions of auction-rate securities in the first quarter 2012, when compared to fourth quarter 2011, and $5 million in charges in the fourth quarter 2011 related to a derivative contract tied to the conversion rate of Visa Class B shares.
Noninterest Expenses
Noninterest expenses totaled $448 million in the first quarter 2012, a decrease of $30 million compared to $478 million in the fourth quarter 2011. The decrease in noninterest expenses was primarily due to decreases in merger and restructuring charges ($37 million), net occupancy expense ($6 million), and salaries expense ($4 million), partially offset by increases in employee benefits expense ($8 million), primarily due to an increase in pension expense, and litigation and legal expenses ($5 million), included in other noninterest expenses. The decrease in net occupancy expense in part reflected savings related to increased efficiency in space utilization. Restructuring charges of approximately $40 million are expected to be incurred for the remainder of 2012, with $5 million to $10 million expected in second quarter 2012.
Credit Quality

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net credit-related charge-offs	$45	$60	$101
Net credit-related charge-offs/Average total loans	0.43%	0.57%	1.03%

Provision for loan losses	$23	$19	$49
Provision for credit losses on lending-related commitments	(1)	(1)	(3)
Total provision for credit losses	22	18	46

Nonperforming loans (a)	856	887	1,030
Nonperforming assets (NPAs) (a)	923	981	1,104
NPAs/Total loans and foreclosed property	2.14%	2.29%	2.81%

Loans past due 90 days or more and still accruing	$50	$58	$72

Allowance for loan losses	704	726	849
Allowance for credit losses on lending-related commitments (b)	25	26	32
Total allowance for credit losses	729	752	881

Allowance for loan losses/Total loans (c)	1.64%	1.70%	2.17%
Allowance for loan losses/Nonperforming loans	82	82	82

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

(c)	Reflects the impact of acquired loans, which were initially recorded at fair value, with no related allowance for loan losses.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 4

"Credit quality continued to improve in the first quarter," said Babb. "Net charge-offs, which decreased $15 million to $45 million in the first quarter, are at the lowest level since the third quarter of 2007. The provision for loan losses was relatively stable. Our expectation is that we will continue to see the provision and net-charge offs at these levels for the remainder of the year assuming the current level of economic growth is sustained."

•
Net credit-related charge-offs decreased $15 million to $45 million in the first quarter 2012, from $60 million in the fourth quarter 2011. The decrease in net credit-related charge-offs was broad-based, spread across many business lines.

•
The provision for loan losses was $23 million in the first quarter 2012, compared to $19 million in the fourth quarter 2011. The change in the provision for loan losses reflects increased loan volumes.

•
Internal watch list loans continued the downward trend, declining $261 million in the first quarter 2012, to $4.2 billion at March 31, 2012. Nonperforming assets decreased $58 million to $923 million at March 31, 2012.

•	During the first quarter 2012, $69 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $30 million from the fourth quarter 2011.

•	The allowance for loan losses to total loans ratio was 1.64 percent and 1.70 percent at March 31, 2012 and December 31, 2011, respectively.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $62.6 billion and $7.0 billion, respectively, at March 31, 2012, compared to $61.0 billion and $6.9 billion, respectively, at December 31, 2011. There were approximately 197 million common shares outstanding at March 31, 2012. Comerica repurchased $33 million of common stock (1.1 million shares) under the share repurchase program during the first quarter 2012.

The Federal Reserve completed its review of Comerica's 2012 Capital Plan in March 2012 and did not object to the capital distributions contemplated in the plan. The capital plan provides for up to $375 million in equity repurchases for the five-quarter period ending March 31, 2013. The capital plan, which was approved by Comerica's Board of Directors, further contemplates a 50 percent increase in Comerica's quarterly dividend, from 10 cents per share to 15 cents per share. The dividend proposal will be considered by the Board at its April 24, 2012 meeting. In addition, the capital plan includes the authority to redeem the remaining $25 million of trust preferred securities outstanding as of March 31, 2012.

Comerica's tangible common equity ratio was 10.21% at March 31, 2012, a decrease of 6 basis points from December 31, 2011. The estimated Tier 1 common capital ratio decreased 4 basis points, to 10.33% at March 31, 2012, from December 31, 2011.
Full-Year 2012 Outlook Compared to Full-Year 2011
For 2012, management expects the following, assuming a continuation of the current economic environment:

•	Average loans increasing moderately.

•	Net interest income increasing moderately.

•	Net credit-related charge-offs and provision for credit losses declining.

•	Noninterest income relatively stable.

•	Noninterest expenses relatively stable.

•	Effective tax rate of approximately 27 percent.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 5

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2012 results compared to fourth quarter 2011.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr '12		4th Qtr '11		1st Qtr '11
Business Bank	$206	89%	$201	94%	$167	93%
Retail Bank	14	6	10	4	(2)	(1)
Wealth Management	11	5	5	2	14	8
	231	100%	216	100%	179	100%
Finance	(92)		(94)		(75)
Other (a)	(9)		(26)		(1)
Total	130		$96		$103
(a) Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$379	$383	$341
Provision for loan losses	1	(4)	18
Noninterest income	81	73	77
Noninterest expenses	159	161	160
Net income	206	201	167

Net credit-related charge-offs	28	32	73

Selected average balances:
Assets	33,184	32,151	30,092
Loans	32,240	31,257	29,609
Deposits	23,997	23,296	20,084

•
Average loans increased $983 million, primarily due to increases in National Dealer Services, Energy, Global Corporate Banking, Technology and Life Sciences, and Middle Market, partially offset by a decline in Commercial Real Estate.

•
Average deposits increased $701 million, primarily due to increases in the Financial Services Division, Global Corporate Banking, and Technology and Life Sciences, partially offset by a decline in Energy.

•
Net interest income decreased $4 million, primarily due to one less day in the quarter. The benefit from increases in average loan balances and lower deposit rates was offset by an increase in net funds transfer pricing (FTP) funding costs and lower loan yields.

•	The provision for loan losses increased $5 million, primarily reflecting increases in Middle Market and Commercial Real Estate, partially offset by a decrease in Technology and Life Sciences.

•	Noninterest income increased $8 million, primarily reflecting increases in service charges on deposit accounts, commercial lending fees, warrant income and customer derivative income.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 6

Retail Bank

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$167	$176	$139
Provision for loan losses	4	15	23
Noninterest income	42	35	42
Noninterest expenses	184	182	162
Net income (loss)	14	10	(2)

Net credit-related charge-offs	12	16	23

Selected average balances:
Assets	6,173	6,250	5,558
Loans	5,462	5,571	5,106
Deposits	20,373	20,715	17,360

•	Average loans declined $109 million, primarily due to decreases in Personal Banking and Small Business Banking.

•	Average deposits decreased $342 million, primarily due to a decrease in Small Business Banking.

•	Net interest income decreased $9 million, primarily due to a decrease in FTP funding credits, one less day in the quarter and lower loan yields, partially offset by lower deposit rates.

•	The provision for loan losses decreased $11 million, reflecting declines in both Personal Banking and Small Business Banking.

•	Noninterest income increased $7 million, primarily due to a fourth quarter 2011 charge of $5 million related to a derivative contract tied to the conversion rate of Visa Class B shares.
Wealth Management

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$47	$46	$44
Provision for loan losses	14	10	8
Noninterest income	65	55	64
Noninterest expenses	81	83	78
Net income	11	5	14

Net credit-related charge-offs	5	12	5

Selected average balances:
Assets	4,636	4,672	4,809
Loans	4,565	4,618	4,807
Deposits	3,611	3,400	2,800

•	Average loans decreased $53 million.

•	Average deposits increased $211 million, primarily reflecting an increase in Private Banking.

•	Net interest income increased $1 million, primarily due to an increase in average deposit balances.

•	The provision for loan losses increased $4 million, primarily due to an increase in the Florida market.

•	Noninterest income increased $10 million, primarily due to increases in gains on the redemption of auction-rate securities, investment banking fees and fiduciary income.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 7

Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at March 31, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2012 results compared to fourth quarter 2011.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr '12		4th Qtr '11		1st Qtr '11
Midwest	$68	30%	$53	25%	$53	29%
Western	65	28	65	30	51	28
Texas	49	21	55	26	29	16
Florida	(1)	—	(1)	(1)	(4)	(2)
Other Markets	38	16	32	15	38	22
International	12	5	12	5	12	7
	231	100%	216	100%	179	100%
Finance & Other Businesses (a)	(101)		(120)		(76)
Total	$130		$96		$103
(a) Includes discontinued operations and items not directly associated with the geographic markets.
Midwest Market

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$198	$202	$203
Provision for loan losses	10	20	34
Noninterest income	98	85	100
Noninterest expenses	183	185	188
Net income	68	53	53

Net credit-related charge-offs	18	32	46

Selected average balances:
Assets	14,095	13,976	14,303
Loans	13,829	13,725	14,104
Deposits	19,415	19,076	18,230

•	Average loans increased $104 million, primarily due to an increase in National Dealer Services.

•	Average deposits increased $339 million, primarily due to increases in Personal Banking and the Financial Services Division.

•
Net interest income decreased $4 million, primarily due one less day in the quarter, lower loan yields, and lower net FTP funding credits, partially offset by an increase in average loan balances and lower deposit rates.

•
The provision for loan losses decreased $10 million, primarily reflecting decreases in Small Business Banking, Commercial Real Estate, Personal Banking and Global Corporate Banking, partially offset by an increase in Middle Market.

•
Noninterest income increased $13 million, primarily due to fourth quarter 2011 charges of $5 million related to a derivative contract tied to the conversion rate of Visa Class B shares and increases in investment banking fees, commercial lending fees, service charges on deposit accounts and fiduciary income.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 8

Western Market

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$171	$170	$164
Provision for loan losses	(7)	(12)	11
Noninterest income	33	33	37
Noninterest expenses	107	109	109
Net income	65	65	51

Net credit-related charge-offs	11	5	26

Selected average balances:
Assets	12,623	12,266	12,590
Loans	12,383	12,026	12,383
Deposits	13,897	13,671	12,235

•	Average loans increased $357 million, primarily due to increases in National Dealer Services and Technology and Life Sciences.

•	Average deposits increased $226 million, primarily due to an increase in the Financial Services Division.

•	Net interest income increased $1 million, primarily due to an increase in average loan balances, partially offset by lower loan yields and one less day in the quarter.

•
The provision for loan losses increased $5 million, primarily reflecting increases in Commercial Real Estate, Small Business Banking and Middle Market, partially offset by a decrease in Technology and Life Sciences.

Texas Market

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$151	$158	$87
Provision for loan losses	14	8	4
Noninterest income	31	26	23
Noninterest expenses	92	89	61
Net income	49	55	29

Net credit-related charge-offs	7	4	8

Selected average balances:
Assets	10,082	9,712	7,031
Loans	9,295	8,952	6,824
Deposits	10,229	10,333	5,786

•	Average loans increased $343 million, led by an increase in Energy, as well as increases in Middle Market and Global Corporate Banking, partially offset by a decrease in Commercial Real Estate.

•	Average deposits decreased $104 million, primarily reflecting a decrease in Energy.

•
Net interest income decreased $7 million, primarily due to lower loan yields, an increase in net FTP funding costs, and one less day in the quarter, partially offset by an increase in average loan balances and lower deposit rates.

•	The provision for loan losses increased $6 million, primarily due to increases in Commercial Real Estate and Middle Market, partially offset by a decrease in Technology and Life Sciences.

•	Noninterest income increased $5 million, primarily due to increases across numerous categories.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 9

Florida Market

(dollar amounts in millions)	1st Qtr '12	4th Qtr '11	1st Qtr '11
Net interest income (FTE)	$10	$11	$11
Provision for loan losses	6	4	8
Noninterest income	4	4	4
Noninterest expenses	9	13	12
Net income	(1)	(1)	(4)

Net credit-related charge-offs	2	7	8

Selected average balances:
Assets	1,416	1,435	1,553
Loans	1,418	1,457	1,580
Deposits	424	435	367

•	Average loans decreased $39 million.

•	The provision for loan losses increased $2 million, primarily due to an increase in Private Banking, partially offset by a decrease in Commercial Real Estate.

•	Noninterest expenses decreased $4 million, due to decreases across numerous categories.

Conference Call and Webcast
Comerica will host a conference call to review first quarter 2012 financial results at 7 a.m. CT Tuesday, April 17, 2012. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 62064995). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A telephone replay will be available approximately two hours following the conference call through April 30, 2012. The conference call replay can be accessed by calling (855) 859-2056 or (404) 537-3406 (event ID No. 62064995). A replay of the Webcast can also be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FIRST QUARTER 2012 NET INCOME OF $130 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2012	2011	2011
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.66	$0.48	$0.57
Cash dividends declared	0.10	0.10	0.10
Common shareholders' equity (at period end)	35.44	34.80	33.25
Tangible common equity (at period end) (a)	32.06	31.42	32.37

Average diluted shares (in thousands)	196,021	196,729	178,425
KEY RATIOS
Return on average common shareholders' equity	7.50%	5.51%	7.08%
Return on average assets	0.84	0.63	0.77
Tier 1 common capital ratio (a) (b)	10.33	10.37	10.35
Tier 1 risk-based capital ratio (b)	10.37	10.41	10.35
Total risk-based capital ratio (b)	14.11	14.25	14.80
Leverage ratio (b)	10.97	10.92	11.37
Tangible common equity ratio (a)	10.21	10.27	10.43
AVERAGE BALANCES
Commercial loans	$24,736	$23,515	$21,496
Real estate construction loans:
Commercial Real Estate business line (c)	1,056	1,189	1,754
Other business lines (d)	397	430	425
Total real estate construction loans	1,453	1,619	2,179
Commercial mortgage loans:
Commercial Real Estate business line (c)	2,520	2,552	1,978
Other business lines (d)	7,682	7,836	7,812
Total commercial mortgage loans	10,202	10,388	9,790
Lease financing	897	919	987
International loans	1,205	1,128	1,219
Residential mortgage loans	1,519	1,591	1,599
Consumer loans	2,257	2,294	2,281
Total loans	42,269	41,454	39,551

Earning assets	56,186	55,676	49,347
Total assets	61,613	61,045	53,775
Noninterest-bearing deposits	19,637	19,176	15,459
Interest-bearing deposits	28,674	28,603	25,139
Total deposits	48,311	47,779	40,598

Common shareholders' equity	6,939	6,947	5,835
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$444	$445	$396
Fully taxable equivalent adjustment	1	1	1
Net interest margin (fully taxable equivalent basis)	3.19%	3.19%	3.25%
CREDIT QUALITY
Nonaccrual loans	$830	$860	$996
Reduced-rate loans	26	27	34
Total nonperforming loans (e)	856	887	1,030
Foreclosed property	67	94	74
Total nonperforming assets (e)	923	981	1,104

Loans past due 90 days or more and still accruing	50	58	72

Gross loan charge-offs	62	85	123
Loan recoveries	17	25	22
Net loan charge-offs	45	60	101

Allowance for loan losses	704	726	849
Allowance for credit losses on lending-related commitments	25	26	32
Total allowance for credit losses	729	752	881

Allowance for loan losses as a percentage of total loans (f)	1.64%	1.70%	2.17%
Net loan charge-offs as a percentage of average total loans (g)	0.43	0.57	1.03
Nonperforming assets as a percentage of total loans and foreclosed property (e)	2.14	2.29	2.81
Allowance for loan losses as a percentage of total nonperforming loans	82	82	82

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	March 31, 2012 ratios are estimated.

(c)	Primarily loans to real estate investors and developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Reflects the impact of acquired loans, which were initially recorded at fair value with no related allowance for loan losses.

(g)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2012	2011	2011
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$984	$982	$875

Federal funds sold	10	—	—
Interest-bearing deposits with banks	2,966	2,574	3,570
Other short-term investments	180	149	154

Investment securities available-for-sale	10,061	10,104	7,406

Commercial loans	25,640	24,996	21,360
Real estate construction loans	1,442	1,533	2,023
Commercial mortgage loans	10,079	10,264	9,697
Lease financing	872	905	958
International loans	1,256	1,170	1,326
Residential mortgage loans	1,485	1,526	1,550
Consumer loans	2,238	2,285	2,262
Total loans	43,012	42,679	39,176
Less allowance for loan losses	(704)	(726)	(849)
Net loans	42,308	41,953	38,327

Premises and equipment	670	675	637
Accrued income and other assets	5,414	4,571	4,048
Total assets	$62,593	$61,008	$55,017

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$20,741	$19,764	$16,357

Money market and NOW deposits	20,502	20,311	17,888
Savings deposits	1,586	1,524	1,457
Customer certificates of deposit	6,145	5,808	5,672
Foreign office time deposits	332	348	499
Total interest-bearing deposits	28,565	27,991	25,516
Total deposits	49,306	47,755	41,873

Short-term borrowings	82	70	61
Accrued expenses and other liabilities	1,301	1,371	1,090
Medium- and long-term debt	4,919	4,944	6,116
Total liabilities	55,608	54,140	49,140

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares at 3/31/12 and 12/31/11
and 203,878,110 shares at 3/31/11	1,141	1,141	1,019
Capital surplus	2,154	2,170	1,464
Accumulated other comprehensive loss	(326)	(356)	(382)
Retained earnings	5,630	5,546	5,317
Less cost of common stock in treasury - 31,032,920 shares at 3/31/12,
30,831,076 shares at 12/31/11 and 27,103,941 shares at 3/31/11	(1,614)	(1,633)	(1,541)
Total shareholders' equity	6,985	6,868	5,877
Total liabilities and shareholders' equity	$62,593	$61,008	$55,017

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,
(in millions, except per share data)	2012	2011
INTEREST INCOME
Interest and fees on loans	$411	$375
Interest on investment securities	64	57
Interest on short-term investments	3	2
Total interest income	478	434
INTEREST EXPENSE
Interest on deposits	19	22
Interest on medium- and long-term debt	16	17
Total interest expense	35	39
Net interest income	443	395
Provision for loan losses	23	49
Net interest income after provision for loan losses	420	346
NONINTEREST INCOME
Service charges on deposit accounts	56	52
Fiduciary income	38	39
Commercial lending fees	25	21
Letter of credit fees	17	18
Card fees	11	15
Foreign exchange income	9	9
Bank-owned life insurance	10	8
Brokerage fees	6	6
Net securities gains	5	2
Other noninterest income	29	37
Total noninterest income	206	207
NONINTEREST EXPENSES
Salaries	201	188
Employee benefits	60	50
Total salaries and employee benefits	261	238
Net occupancy expense	41	40
Equipment expense	17	15
Outside processing fee expense	26	24
Software expense	23	23
FDIC insurance expense	10	15
Advertising expense	7	7
Other real estate expense	4	8
Other noninterest expenses	59	45
Total noninterest expenses	448	415
Income before income taxes	178	138
Provision for income taxes	48	35
NET INCOME	130	103
Less income allocated to participating securities	1	1
Net income attributable to common shares	$129	$102
Earnings per common share:
Basic	$0.66	$0.58
Diluted	0.66	0.57

Comprehensive income	160	110

Cash dividends declared on common stock	20	17
Cash dividends declared per common share	0.10	0.10

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2012 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2011		First Quarter 2011
(in millions, except per share data)	2012	2011	2011	2011	2011	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$411	$415	$405	$369	$375	$(4)	(1)%	$36	10%
Interest on investment securities	64	63	54	59	57	1	1	7	11
Interest on short-term investments	3	3	4	3	2	—	(6)	1	34
Total interest income	478	481	463	431	434	(3)	(1)	44	10
INTEREST EXPENSE
Interest on deposits	19	21	24	23	22	(2)	(10)	(3)	(17)
Interest on medium- and long-term debt	16	16	16	17	17	—	1	(1)	(1)
Total interest expense	35	37	40	40	39	(2)	(5)	(4)	(11)
Net interest income	443	444	423	391	395	(1)	—	48	12
Provision for loan losses	23	19	38	47	49	4	21	(26)	(53)
Net interest income after provision for loan losses	420	425	385	344	346	(5)	(1)	74	21
NONINTEREST INCOME
Service charges on deposit accounts	56	52	53	51	52	4	8	4	6
Fiduciary income	38	36	37	39	39	2	7	(1)	(1)
Commercial lending fees	25	23	22	21	21	2	5	4	20
Letter of credit fees	17	18	19	18	18	(1)	(3)	(1)	(6)
Card fees	11	11	17	15	15	—	(2)	(4)	(24)
Foreign exchange income	9	10	11	10	9	(1)	(11)	—	6
Bank-owned life insurance	10	10	10	9	8	—	(2)	2	15
Brokerage fees	6	5	5	6	6	1	15	—	(10)
Net securities gains (losses)	5	(4)	12	4	2	9	N/M	3	N/M
Other noninterest income	29	21	15	29	37	8	38	(8)	(19)
Total noninterest income	206	182	201	202	207	24	13	(1)	—
NONINTEREST EXPENSES
Salaries	201	205	192	185	188	(4)	(2)	13	7
Employee benefits	60	52	53	50	50	8	14	10	18
Total salaries and employee benefits	261	257	245	235	238	4	1	23	10
Net occupancy expense	41	47	44	38	40	(6)	(11)	1	4
Equipment expense	17	17	17	17	15	—	(4)	2	8
Outside processing fee expense	26	27	25	25	24	(1)	(3)	2	10
Software expense	23	23	22	20	23	—	1	—	1
Merger and restructuring charges	—	37	33	5	—	(37)	(98)	—	N/M
FDIC insurance expense	10	8	8	12	15	2	19	(5)	(31)
Advertising expense	7	7	7	7	7	—	2	—	—
Other real estate expense	4	3	5	6	8	1	21	(4)	(57)
Other noninterest expenses	59	52	54	44	45	7	13	14	31
Total noninterest expenses	448	478	460	409	415	(30)	(6)	33	8
Income before income taxes	178	129	126	137	138	49	38	40	29
Provision for income taxes	48	33	28	41	35	15	43	13	37
NET INCOME	130	96	98	96	103	34	36	27	26
Less income allocated to participating securities	1	1	1	1	1	—	72	—	33
Net income attributable to common shares	$129	$95	$97	$95	$102	$34	36%	$27	26%
Earnings per common share:
Basic	$0.66	$0.48	$0.51	$0.54	$0.58	$0.18	38%	$0.08	14%
Diluted	0.66	0.48	0.51	0.53	0.57	0.18	38	0.09	16

Comprehensive income (loss)	160	(30)	176	170	110	190	N/M	50	46

Cash dividends declared on common stock	20	20	20	18	17	—	(1)	3	11
Cash dividends declared per common share	0.10	0.10	0.10	0.10	0.10	—	—	—	—
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2012	2011
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$726	$767	$806	$849	$901

Loan charge-offs:
Commercial	25	28	33	66	65
Real estate construction:
Commercial Real Estate business line (a)	2	4	11	12	8
Other business lines (b)	—	1	—	—	1
Total real estate construction	2	5	11	12	9
Commercial mortgage:
Commercial Real Estate business line (a)	13	17	12	8	9
Other business lines (b)	13	24	21	23	25
Total commercial mortgage	26	41	33	31	34
International	2	2	—	—	5
Residential mortgage	2	2	4	7	2
Consumer	5	7	9	9	8
Total loan charge-offs	62	85	90	125	123

Recoveries on loans previously charged-off:
Commercial	9	11	5	13	4
Real estate construction	1	4	3	5	2
Commercial mortgage	3	9	3	5	9
Lease financing	—	—	—	6	5
International	1	—	—	4	1
Residential mortgage	1	—	1	1	—
Consumer	2	1	1	1	1
Total recoveries	17	25	13	35	22
Net loan charge-offs	45	60	77	90	101
Provision for loan losses	23	19	38	47	49
Balance at end of period	$704	$726	$767	$806	$849

Allowance for loan losses as a percentage of total loans (c)	1.64%	1.70%	1.86%	2.06%	2.17%

Net loan charge-offs as a percentage of average total loans	0.43	0.57	0.77	0.92	1.03

(a)	Primarily charge-offs of loans to real estate investors and developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

(c)	Reflects the impact of acquired loans, which were initially recorded at fair value with no related allowance for loan losses.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2012	2011
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$26	$27	$30	$32	$35
Add: Provision for credit losses on lending-related commitments	(1)	(1)	(3)	(2)	(3)
Balance at end of period	$25	$26	$27	$30	$32

Unfunded lending-related commitments sold	$—	$—	$—	$3	$2

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2012	2011
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$205	$237	$258	$261	$226
Real estate construction:
Commercial Real Estate business line (a)	77	93	109	137	195
Other business lines (b)	8	8	3	2	3
Total real estate construction	85	101	112	139	198
Commercial mortgage:
Commercial Real Estate business line (a)	174	159	198	186	197
Other business lines (b)	275	268	275	269	293
Total commercial mortgage	449	427	473	455	490
Lease financing	4	5	5	6	7
International	4	8	7	7	4
Total nonaccrual business loans	747	778	855	868	925
Retail loans:
Residential mortgage	69	71	65	60	58
Consumer:
Home equity	9	5	4	4	6
Other consumer	5	6	5	9	7
Total consumer	14	11	9	13	13
Total nonaccrual retail loans	83	82	74	73	71
Total nonaccrual loans	830	860	929	941	996
Reduced-rate loans	26	27	29	33	34
Total nonperforming loans (c)	856	887	958	974	1,030
Foreclosed property	67	94	87	70	74
Total nonperforming assets (c)	$923	$981	$1,045	$1,044	$1,104

Nonperforming loans as a percentage of total loans	1.99%	2.08%	2.32%	2.49%	2.63%
Nonperforming assets as a percentage of total loans and foreclosed property	2.14	2.29	2.53	2.66	2.81
Allowance for loan losses as a percentage of total nonperforming loans	82	82	80	83	82
Loans past due 90 days or more and still accruing	$50	$58	$81	$64	$72

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$860	$929	$941	$996	$1,080
Loans transferred to nonaccrual (d)	69	99	130	150	149
Nonaccrual business loan gross charge-offs (e)	(55)	(76)	(76)	(109)	(111)
Loans transferred to accrual status (d)	—	—	(15)	—	(4)
Nonaccrual business loans sold (f)	(7)	(19)	(15)	(16)	(60)
Payments/Other (g)	(37)	(73)	(36)	(80)	(58)
Nonaccrual loans at end of period	$830	$860	$929	$941	$996
(a) Primarily loans to real estate investors and developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$55	$76	$76	$109	$111
Performing watch list loans	—	—	1	—	2
Consumer and residential mortgage loans	7	9	13	16	10
Total gross loan charge-offs	$62	$85	$90	$125	$123
(f) Analysis of loans sold:
Nonaccrual business loans	$7	$19	$15	$16	$60
Performing watch list loans	11	—	16	6	35
Total loans sold	$18	$19	$31	$22	$95
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2012			December 31, 2011			March 31, 2011
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$24,736	$219	3.56%	$23,515	$216	3.64%	$21,496	$201	3.76%
Real estate construction loans	1,453	17	4.58	1,619	21	5.26	2,179	19	3.51
Commercial mortgage loans	10,202	119	4.73	10,388	119	4.54	9,790	95	3.95
Lease financing	897	8	3.41	919	8	3.44	987	9	3.62
International loans	1,205	11	3.76	1,128	10	3.63	1,219	12	3.87
Residential mortgage loans	1,519	18	4.77	1,591	20	5.06	1,599	21	5.24
Consumer loans	2,257	20	3.49	2,294	21	3.58	2,281	19	3.42
Total loans (a)	42,269	412	3.92	41,454	415	3.98	39,551	376	3.85

Auction-rate securities available-for-sale	352	1	0.63	426	1	0.64	554	1	0.88
Other investment securities available-for-sale	9,537	63	2.73	9,355	62	2.74	6,757	56	3.37
Total investment securities available-for-sale	9,889	64	2.65	9,781	63	2.64	7,311	57	3.17

Federal funds sold	9	—	0.29	15	—	0.32	3	—	0.32
Interest-bearing deposits with banks (b)	3,884	2	0.26	4,293	3	0.24	2,354	1	0.26
Other short-term investments	135	1	1.97	133	1	2.26	128	1	2.68
Total earning assets	56,186	479	3.44	55,676	482	3.45	49,347	435	3.57

Cash and due from banks	999			959			884
Allowance for loan losses	(737)			(773)			(908)
Accrued income and other assets	5,165			5,183			4,452
Total assets	$61,613			$61,045			$53,775

Money market and NOW deposits	$20,795	10	0.19	$20,716	12	0.21	$17,797	12	0.26
Savings deposits	1,543	—	0.08	1,652	—	0.12	1,421	—	0.09
Customer certificates of deposit	5,978	8	0.57	5,872	9	0.60	5,509	10	0.76
Foreign office and other time deposits	358	1	0.57	363	—	0.40	412	—	0.49
Total interest-bearing deposits	28,674	19	0.26	28,603	21	0.29	25,139	22	0.37

Short-term borrowings	78	—	0.11	142	—	0.07	94	—	0.31
Medium- and long-term debt	4,940	16	1.34	4,976	16	1.30	6,128	17	1.10
Total interest-bearing sources	33,692	35	0.42	33,721	37	0.44	31,361	39	0.51

Noninterest-bearing deposits	19,637			19,176			15,459
Accrued expenses and other liabilities	1,345			1,201			1,120
Total shareholders' equity	6,939			6,947			5,835
Total liabilities and shareholders' equity	$61,613			$61,045			$53,775

Net interest income/rate spread (FTE)		$444	3.02		$445	3.01		$396	3.06

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.17			0.18			0.19
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			3.19%			3.19%			3.25%
(a) Accretion of the purchase discount on the acquired loan portfolio of $25 million in the first quarter of 2012 and $26 million in the fourth quarter of 2011 increased the net interest margin by 18 basis points in the first quarter of 2012 and by 19 basis points in the fourth quarter of 2011.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 21 basis points in the first quarter of 2012, and by 24 basis points and 14 basis points in the fourth and first quarters of 2011, respectively.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,		December 31,		September 30,		June 30,		March 31,
(in millions, except per share data)	2012		2011		2011		2011		2011

Commercial loans:
Floor plan	$2,152		$1,822		$1,209		$1,478		$1,893
Other	23,488		23,174		21,904		20,574		19,467
Total commercial loans	25,640		24,996		23,113		22,052		21,360
Real estate construction loans:
Commercial Real Estate business line (a)	1,055		1,103		1,226		1,343		1,606
Other business lines (b)	387		430		422		385		417
Total real estate construction loans	1,442		1,533		1,648		1,728		2,023
Commercial mortgage loans:
Commercial Real Estate business line (a)	2,501		2,507		2,602		1,930		1,918
Other business lines (b)	7,578		7,757		7,937		7,649		7,779
Total commercial mortgage loans	10,079		10,264		10,539		9,579		9,697
Lease financing	872		905		927		949		958
International loans	1,256		1,170		1,046		1,162		1,326
Residential mortgage loans	1,485		1,526		1,643		1,491		1,550
Consumer loans:
Home equity	1,612		1,655		1,683		1,622		1,661
Other consumer	626		630		626		610		601
Total consumer loans	2,238		2,285		2,309		2,232		2,262
Total loans	$43,012		$42,679		$41,225		$39,193		$39,176

Goodwill	$635		$635		$635		$150		$150
Core deposit intangible	27		29		32		—		—
Loan servicing rights	3		3		3		4		4

Tier 1 common capital ratio (c) (d)	10.33%		10.37%		10.57%	%	10.53%	%	10.35%
Tier 1 risk-based capital ratio (d)	10.37		10.41		10.65		10.53		10.35
Total risk-based capital ratio (d)	14.11		14.25		14.84		14.80		14.80
Leverage ratio (d)	10.97		10.92		11.41		11.40		11.37
Tangible common equity ratio (c)	10.21		10.27		10.43		10.90		10.43

Common shareholders' equity per share of common stock	$35.44		$34.80		$34.94		$34.15		$33.25
Tangible common equity per share of common stock (c)	32.06		31.42		31.57		33.28		32.37
Market value per share for the quarter:
High	34.00		27.37		35.79		39.00		43.53
Low	26.25		21.53		21.48		33.08		36.20
Close	32.36		25.80		22.97		34.57		36.72

Quarterly ratios:
Return on average common shareholders' equity	7.50%	%	5.51%	%	5.91%	%	6.41%	%	7.08%
Return on average assets	0.84		0.63		0.67		0.70		0.77
Efficiency ratio	69.50		75.78		75.11		69.33		69.05

Number of banking centers	495		494		502		446		445

Number of employees - full time equivalent	9,195		9,397		9,701		8,915		8,955

(a)	Primarily loans to real estate investors and developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	See Reconciliation of Non-GAAP Financial Measures.

(d)	March 31, 2012 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

					March 31,	December 31,	March 31,
(in millions, except share data)					2012	2011	2011

ASSETS
Cash and due from subsidiary bank					$6	$7	7
Short-term investments with subsidiary bank					388	411	334
Other short-term investments					94	90	90
Investment in subsidiaries, principally banks					7,120	7,011	6,033
Premises and equipment					5	4	3
Other assets					183	177	174
Total assets					$7,796	$7,700	$6,641

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt					$660	$666	$631
Other liabilities					151	166	133
Total liabilities					811	832	764

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares at 3/31/12 and 12/31/11 and 203,878,110 shares at 3/31/11					1,141	1,141	1,019
Capital surplus					2,154	2,170	1,464
Accumulated other comprehensive loss					(326)	(356)	(382)
Retained earnings					5,630	5,546	5,317
Less cost of common stock in treasury - 31,032,920 shares at 3/31/12, 30,831,076 shares at 12/31/11, and 27,103,941 shares at 3/31/11					(1,614)	(1,633)	(1,541)
Total shareholders' equity					6,985	6,868	5,877
Total liabilities and shareholders' equity					$7,796	$7,700	$6,641

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2010	176.5	$1,019	$1,481	$(389)	$5,247	$(1,565)	$5,793
Net income	—	—	—	—	103	—	103
Other comprehensive income, net of tax	—	—	—	7	—	—	7
Cash dividends declared on common stock ($0.10 per share)	—	—	—	—	(17)	—	(17)
Purchase of common stock	(0.5)	—	—	—	—	(21)	(21)
Net issuance of common stock under employee stock plans	0.8	—	(30)	—	(16)	45	(1)
Share-based compensation	—	—	13	—	—	—	13
BALANCE AT MARCH 31, 2011	176.8	$1,019	$1,464	$(382)	$5,317	$(1,541)	$5,877

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	130	—	130
Other comprehensive income, net of tax	—	—	—	30	—	—	30
Cash dividends declared on common stock ($0.10 per share)	—	—	—	—	(20)	—	(20)
Purchase of common stock	(1.2)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	1.1	—	(32)	—	(26)	58	—
Share-based compensation	—	—	13	—	—	—	13
Other	(0.1)	—	3	—	—	(3)	—
BALANCE AT MARCH 31, 2012	197.1	$1,141	$2,154	$(326)	$5,630	$(1,614)	$6,985

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$379	$167	$47	$(156)	$7	$444
Provision for loan losses	1	4	14	—	4	23
Noninterest income	81	42	65	13	5	206
Noninterest expenses	159	184	81	3	21	448
Provision (benefit) for income taxes (FTE)	94	7	6	(54)	(4)	49
Net income (loss)	$206	$14	$11	$(92)	$(9)	$130
Net credit-related charge-offs	$28	$12	$5	—	—	$45

Selected average balances:
Assets	$33,184	$6,173	$4,636	$12,095	$5,525	$61,613
Loans	32,240	5,462	4,565	2	—	42,269
Deposits	23,997	20,373	3,611	161	169	48,311

Statistical data:
Return on average assets (a)	2.49%	0.27%	0.97%	N/M	N/M	0.84%
Efficiency ratio	34.74	87.73	75.23	N/M	N/M	69.50

	Business	Retail	Wealth
Three Months Ended December 31, 2011	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$383	$176	$46	$(169)	$9	$445
Provision for loan losses	(4)	15	10	—	(2)	19
Noninterest income	73	35	55	18	1	182
Noninterest expenses	161	182	83	3	49	478
Provision (benefit) for income taxes (FTE)	98	4	3	(60)	(11)	34
Net income (loss)	$201	$10	$5	$(94)	$(26)	$96
Net credit-related charge-offs	$32	$16	$12	—	—	$60

Selected average balances:
Assets	$32,151	$6,250	$4,672	$11,959	$6,013	$61,045
Loans	31,257	5,571	4,618	3	5	41,454
Deposits	23,296	20,715	3,400	200	168	47,779

Statistical data:
Return on average assets (a)	2.50%	0.18%	0.45%	N/M	N/M	0.63%
Efficiency ratio	35.55	84.31	82.12	N/M	N/M	75.78

	Business	Retail	Wealth
Three Months Ended March 31, 2011	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$341	$139	$44	$(135)	7	$396
Provision for loan losses	18	23	8	—	—	49
Noninterest income	77	42	64	18	6	207
Noninterest expenses	160	162	78	2	13	415
Provision (benefit) for income taxes (FTE)	73	(2)	8	(44)	1	36
Net income (loss)	$167	$(2)	$14	$(75)	$(1)	$103
Net credit-related charge-offs	$73	$23	$5	—	—	$101

Selected average balances:
Assets	$30,092	$5,558	$4,809	$9,370	$3,946	$53,775
Loans	29,609	5,106	4,807	22	7	39,551
Deposits	20,084	17,360	2,800	249	105	40,598

Statistical data:
Return on average assets (a)	2.22%	(0.05)%	1.14%	N/M	N/M	0.77%
Efficiency ratio	38.14	89.19	74.38	N/M	N/M	69.05

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended March 31, 2012	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$198	$171	$151	$10	$45	$18	$(149)	$444
Provision for loan losses	10	(7)	14	6	(3)	(1)	4	23
Noninterest income	98	33	31	4	14	8	18	206
Noninterest expenses	183	107	92	9	24	9	24	448
Provision (benefit) for income taxes (FTE)	35	39	27	—	—	6	(58)	49
Net income (loss)	$68	$65	$49	$(1)	$38	$12	$(101)	$130
Net credit-related charge-offs	$18	$11	$7	$2	$6	$1	—	$45

Selected average balances:
Assets	$14,095	$12,623	$10,082	$1,416	$4,021	$1,756	$17,620	$61,613
Loans	13,829	12,383	9,295	1,418	3,693	1,649	2	42,269
Deposits	19,415	13,897	10,229	424	2,628	1,388	330	48,311

Statistical data:
Return on average assets (a)	1.33%	1.75%	1.72%	(0.21)%	3.77%	2.73%	N/M	0.84%
Efficiency ratio	61.78	52.50	50.33	68.94	44.62	33.02	N/M	69.50

							Finance
					Other		& Other
Three Months Ended December 31, 2011	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$202	$170	$158	$11	$46	$18	$(160)	$445
Provision for loan losses	20	(12)	8	4	—	1	(2)	19
Noninterest income	85	33	26	4	7	8	19	182
Noninterest expenses	185	109	89	13	23	7	52	478
Provision (benefit) for income taxes (FTE)	29	41	32	(1)	(2)	6	(71)	34
Net income (loss)	$53	$65	$55	$(1)	$32	$12	$(120)	$96
Net credit-related charge-offs	$32	$5	$4	$7	$10	2	—	$60

Selected average balances:
Assets	$13,976	$12,266	$9,712	$1,435	$4,016	$1,668	$17,972	$61,045
Loans	13,725	12,026	8,952	1,457	3,718	1,568	8	41,454
Deposits	19,076	13,671	10,333	435	2,414	1,482	368	47,779

Statistical data:
Return on average assets (a)	1.07%	1.77%	1.92%	(0.37)%	3.15%	2.78%	N/M	0.63%
Efficiency ratio	63.47	53.94	48.13	92.29	44.64	28.20	N/M	75.78

							Finance
					Other		& Other
Three Months Ended March 31, 2011	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$203	$164	$87	$11	$41	$18	$(128)	$396
Provision for loan losses	34	11	4	8	(7)	(1)	—	49
Noninterest income	100	37	23	4	11	8	24	207
Noninterest expenses	188	109	61	12	21	9	15	415
Provision (benefit) for income taxes (FTE)	28	30	16	(1)	—	6	(43)	36
Net income (loss)	$53	$51	$29	$(4)	$38	$12	$(76)	$103
Net credit-related charge-offs	$46	$26	$8	$8	$9	4	—	$101

Selected average balances:
Assets	$14,303	$12,590	$7,031	$1,553	$3,247	$1,735	$13,316	$53,775
Loans	14,104	12,383	6,824	1,580	2,960	1,671	29	39,551
Deposits	18,230	12,235	5,786	367	2,298	1,328	354	40,598

Statistical data:
Return on average assets (a)	1.07%	1.54%	1.65%	(0.93)%	4.74%	2.79%	N/M	0.77%
Efficiency ratio	62.11	54.34	55.39	80.08	41.67	34.62	N/M	69.05

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollar amounts in millions)	2012	2011	2011	2011	2011

Tier 1 Common Capital Ratio:
Tier 1 capital (a) (b)	$6,672	$6,582	$6,560	$6,193	$6,107
Less:
Trust preferred securities	25	25	49	—	—
Tier 1 common capital (b)	$6,647	$6,557	$6,511	$6,193	$6,107

Risk-weighted assets (a) (b)	$64,362	$63,244	$61,593	$58,795	$58,998

Tier 1 risk-based capital ratio (b)	10.37%	10.41%	10.65%	10.53%	10.35%
Tier 1 common capital ratio (b)	10.33	10.37	10.57	10.53	10.35

Tangible Common Equity Ratio:
Common shareholders' equity	$6,985	$6,868	$6,951	$6,038	$5,877
Less:
Goodwill	635	635	635	150	150
Other intangible assets	30	32	35	4	5
Tangible common equity	$6,320	$6,201	$6,281	$5,884	$5,722

Total assets	$62,593	$61,008	$60,888	$54,141	$55,017
Less:
Goodwill	635	635	635	150	150
Other intangible assets	30	32	35	4	5
Tangible assets	$61,928	$60,341	$60,218	$53,987	$54,862

Common equity ratio	11.16%	11.26%	11.42%	11.15%	10.68%
Tangible common equity ratio	10.21	10.27	10.43	10.90	10.43

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,985	$6,868	$6,951	$6,038	$5,877
Tangible common equity	6,320	6,201	6,281	5,884	5,722

Shares of common stock outstanding (in millions)	197	197	199	177	177

Common shareholders' equity per share of common stock	$35.44	$34.80	$34.94	$34.15	$33.25
Tangible common equity per share of common stock	32.06	31.42	31.57	33.28	32.37
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) March 31, 2012 Tier 1 capital and risk-weighted assets are estimated.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets and tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.